Free Writing Prospectus

Filed Pursuant to Rule 433

 Registration No. 333-127352

 January 20, 2006

Thornburg Mortgage Securities Trust 2006-1

$1,954,216,629 (Approximate)

Offered Certificates

Adjustable Rate Residential Mortgage Loans

Greenwich Capital Acceptance, Inc.

Depositor

Greenwich Capital Markets, Inc.

Lead Manager

Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

Co-Managers

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Free Writing Prospectus                                                                                           Date Prepared: January 20, 2006

Thornburg Mortgage Securities Trust 2006-1

Mortgage Pass-Through Certificates

$677,577,000 (Approximate, Subject to Final Collateral)

Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Balance (2)	WAL (Yrs) to Mand. Auction (3)	Pmt Window (Mths) to Mand. Auction (3)	Certificate Interest Rates	Tranche Type	Expected Ratings Moody’s/S&P

A-1	$200,510,000	2.16	1-36	Floater (4)	Senior	Aaa/AAA
A-2	$477,047,000	2.16	1-36	Floater (4)	Senior	Aaa/AAA
A-3	$1,207,285,000	Not Marketed Hereby			Senior	Aaa/AAA
A-X	Notional (5)				Senior/Interest Only	Aaa/AAA
A-R	$100				Senior	Aaa/AAA
B-1	$33,222,000				Subordinate	NR / AA
B-2	$13,680,000				Subordinate	NR / A
B-3	$7,817,000				Subordinate	NR / BBB
B-4	$5,863,000				Subordinate	NR / BB
B-5	$4,886,000				Subordinate	NR / B
B-6	$3,906,529				Subordinate	NR / NR

Total	$1,954,216,629

(1)

Each Class of Class A Certificates is subject to a Mandatory Auction Call (as described herein).

(2)

The Class A-1 Certificates are backed primarily by the cash flow from the Group 1 Mortgage Loans (as defined herein), the Class A-2 Certificates are backed primarily by the cash flow from the Group 2 Mortgage Loans (as defined herein) and the Class A-3 Certificates are backed primarily by the cash flow from the Group 3 Mortgage Loans (as defined herein).  Class sizes are subject to final collateral and rating agency approval and are subject to a +/-10% variance.

(3)

The WAL and Payment Windows for each class of Class A Certificates is shown to the Auction Distribution Date in January 2009 (as described herein) at the Pricing Prepayment Speed.

(4)

For every Distribution Date prior to the Auction Distribution Date, the Class A-1 and Class A-2 Certificates will have an interest rate equal to One Month LIBOR plus the related margin, subject to the related Available Funds Cap, and the Class A-3 Certificates will have an interest rate equal to One Month LIBOR plus the related margin, subject to the lesser of (i) the related Available Funds Cap and (ii) 11.00%.  For every Distribution Date after the Auction Distribution Date, the interest rate for each class of Class A Certificates will be equal to the net WAC of the related loan group.

(5)

The Class A-X Certificate Notional Balance for any Distribution Date on or prior to the Auction Distribution Date will be equal to the aggregate certificate balance of the Class A Certificates. Following the Auction Distribution Date the Class A-X Certificate Notional Balance will be zero.

Seller:

Thornburg Mortgage Home Loans, Inc.

Depositor:

Greenwich Capital Acceptance, Inc.

Lead Manager:

Greenwich Capital Markets, Inc.

Co-Managers:

Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

Master Servicer/

Securities

Administrator:

Wells Fargo Bank, N.A.

Servicers:

Thornburg Mortgage Home Loans, Inc., Countrywide Home Loans, Wells Fargo Bank, N.A. and PHH Mortgage Corporation each service at least 10% of the aggregate principal balance of Mortgage Loans.  There are four additional Servicers that service, in aggregate, 11.43% of the aggregate principal balance of the Mortgage Loans.

Trustee/Custodian:

LaSalle Bank N.A.

Delaware Trustee:

Wilmington Trust Company.

Rating Agencies:

Moody’s and S&P will rate the Class A Certificates.  It is expected that the Certificates other than the Class B-6 Certificates will be assigned the credit ratings on page 3 of this Free Writing Prospectus.

Cut-off Date:

January 1, 2006.

Closing Date:

On or about January 31, 2006.

Distribution Dates:

The 25th day of each month (or if not a business day, the next succeeding business day), commencing in February 2006.

Certificates:

The “Senior Certificates” will consist of the Class A-1, Class A-2, Class A-3 Certificates (together, the “Class A Certificates”), the Class A-R and the Class A-X Certificates.  The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates”.  The Class A Certificates are being offered publicly (collectively, the “Offered Certificates”).

Registration:

The Class A Certificates will be made available in book-entry form through DTC, and upon request, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:

It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests, combined with a right to receive payments in certain circumstances from the yield maintenance agreements and the Class A-X Certificates, and pursuant to the auction.

ERISA Eligibility:

The Class A Certificates are expected to be ERISA eligible if exemptive relief is available under a class exemption.  Prospective investors should review with their legal advisors whether the purchase and holding of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Class A Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Securities

Purchase Right:

Thornburg Mortgage Inc., the parent of the Seller will have the option of purchasing the Certificates at a purchase price equal to their current principal amount plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to 20% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Clean-Up Call:

The terms of the transaction allow for a termination of the trust and retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-Up Call Date”).

Mortgage Loans:

As of the Closing Date, the aggregate Cut-off Date principal balance of the mortgage loans described herein is expected to be approximately $1,954,216,629 (the “Mortgage Loans”). The Mortgage Loans will be comprised of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans.  Approximately 1.67%, 8.97%, 25.31% and 64.05% are adjustable rate mortgage loans with initial rate adjustments generally occurring approximately three, five, seven or ten years, respectively, after the date of origination of such mortgage loan, and thereafter adjust their rate based on various indices.  Approximately 85.16% of the Mortgage Loans are required to make payments of interest only for up to the first 120 months following origination.  After such interest only period, such mortgage loans are scheduled to amortize over the remaining term of the loan.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 1 Mortgage Loans described herein is expected to be approximately $207,890,585 (the “Group 1 Mortgage Loans”).  The Group 1 Mortgage Loans consist of hybrid adjustable rate mortgage loans which have an initial rate adjustment occurring approximately 3 or 5 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 2 Mortgage Loans described herein is expected to be approximately $494,605,093 (the “Group 2 Mortgage Loans”).  The Group 2 Mortgage Loans consist of hybrid adjustable rate mortgage loans which have an initial rate adjustment occurring approximately 7 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 3 Mortgage Loans described herein is expected to be approximately $1,251,720,952 (the “Group 3 Mortgage Loans”).  The Group 3 Mortgage Loans consist of hybrid adjustable rate mortgage loans which have an initial rate adjustment occurring approximately 10 years following origination.

See attached collateral descriptions for additional information on the Mortgage Loans.

Mandatory Auction:

Five business days prior to the Distribution Date (such Distribution Date, the “Auction Distribution Date”), the Auction Administrator will auction each of the Class A-1, Class A-2 and Class A-3 Certificates in January 2009 to third-party investors.  The proceeds of the auction and amounts received from the Swap Counterparty, if any, will be received by the Auction Administrator who will then distribute an amount equal to the Par Price to each of the holders of the Class A-1, Class A-2 and Class A-3 Certificates on the Auction Distribution Date.  These holders will be obligated to tender their respective Certificates to the Auction Administrator.

The Swap Counterparty, pursuant to a swap contract with the Auction Administrator, will agree to pay the excess, if any, of the Par Price over the Auction Price.

Swap Counterparty:

Greenwich Capital Derivatives, Inc.  The obligations of the auction swap counterparty will be guaranteed by The Royal Bank of Scotland plc.  The long-term obligations of RBS are rated “AA” by S&P, “AA+” by Fitch and “Aa1” by Moody’s.

Auction Administrator:

Wells Fargo Bank, N.A.

Auction Price:

The price at which the Auction Administrator sells each of the Class A-1, Class A-2 and Class A-3 Certificates to the third-party investors.

Par Price:

With respect to each of the Class A-1, Class A-2 and Class A-3 Certificates, the sum of (i) the principal balance of the related Class A-1, Class A-2 and Class A-3 Certificates, after reducing the principal balance of such Class A Certificates by the related principal distributions and losses on the Auction Distribution Date, and (ii) any related Available Funds Cap Shortfalls.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 20% CPR.

Accrual Period:

The Accrual Period for the Class A Certificates on any Distribution Date on or prior to the Auction Distribution Date will be the period from the 25th day of the calendar month preceding the related Distribution Date (or, in the case of the first Distribution Date, the Closing Date) up to and including the 24th day of the calendar month of the related Distribution Date (on an Actual/360 basis).

The Accrual Period for the Class A-R Certificates and the Subordinate Certificates on any Distribution Date will be the prior calendar month on a 30/360 basis.

Net Mortgage Rate:

The “Net Mortgage Rate” for any Mortgage Loan is equal to the rate of the related mortgage loan less the master servicing and related servicing fee rate.  The Master Servicer will pay the Trustee from its fee.  The master servicing fee rate on each Mortgage Loan is approximately 0.005% per annum, and the weighted average servicing fee rate as of the Cut-off Date is approximately 0.265%.

Available Funds Cap:

For any Distribution Date, on or prior to the Auction Distribution Date, the “Available Funds Cap” with respect to each class of Class A Certificates is equal to the weighted average of the Net Mortgage Rates of the related loan group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Certificate Interest Rate:

For each Distribution Date on or prior to the Auction Distribution Date, the “Certificate Interest Rate” for the Class A-1 and Class A-2 Certificates will be equal to One Month LIBOR plus the related margin, subject to the related Available Funds Cap, and for the Class A-3 Certificates will be equal to One Month LIBOR plus the related margin, subject to the lesser of (i) the related Available Funds Cap and (ii) 11.00%.

The Certificate Interest Rate with respect to the Class A-X Certificates for any Distribution Date on or prior to the Auction Distribution Date will be equal to an annual rate calculated as the weighted average of the excess of (a) net WAC of each loan group over (b) the Certificate Interest Rate of the related class of Class A Certificates (adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis).  Following the Auction Distribution Date the Certificate Interest Rate with respect to the Class A-X Certificates will be zero.

The Certificate Interest Rate with respect to the Class A-R Certificates will be equal to the net WAC of the Group 1 Mortgage Loans.

Available Funds Cap

Shortfall:

If on any Distribution Date, the Certificate Interest Rate for any Class A Certificate is subject to the related Available Funds Cap, such Certificates will be entitled to payment of an amount equal to the sum of (i) the excess of (a) interest accrued at the respective Certificate Interest Rate (without giving effect to the related Available Funds Cap) over (b) the amount of interest received on such Certificates based on the related Available Funds Cap, plus (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the then applicable Certificate Interest Rate without giving effect to the related Available Funds Cap) (together, the related “Available Funds Cap Shortfall”).

Yield Maintenance

Agreements:

On the Closing Date, the Trustee will enter into three “Yield Maintenance Agreements”, or “YMA”s, with a counterparty (the “YMA Counterparty”) rated no lower than AA- or Aa3, each for the benefit of one class of Class A Certificates.  The notional balance of each YMA on each Distribution Date will be an amount equal to the lesser of (i) the related notional balance schedule and (ii) the aggregate principal balance of the related Class A Certificates.  The YMA Counterparty will be obligated to make monthly payments to the Trustee when One Month LIBOR exceeds the specified strike rate, subject to, in the case of the Class A-3 Certificates, a maximum of 11.00% less the related margin on such Certificates.  Each YMA will terminate on the Auction Distribution Date.  Any payments received from the YMAs will be used to pay Available Funds Cap Shortfalls on the related Class A Certificates.

Credit Enhancement:

Senior/subordinate, shifting interest structure.

Credit enhancement for the Senior Certificates will consist of the subordination of the Subordinate Certificates (total subordination provided by the subordinate certificates initially 3.55%).

Shifting Interest:

Until the Distribution Date occurring in February 2013 the Subordinate Certificates will be locked out from receipt of unscheduled principal payments (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal payments.

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

February 2006 – January 2013

0% Pro Rata Share

February 2013 – January 2014

30% Pro Rata Share

February 2014 – January 2015

40% Pro Rata Share

February 2015 – January 2016

60% Pro Rata Share

February 2016 – January 2017

80% Pro Rata Share

February 2017 and after

100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates doubles, all principal payments will be paid pro-rata between the Senior and Subordinate Certificates (subject to performance triggers).  However, if the credit enhancement provided by the Subordinate Certificates has doubled (i) prior to the Distribution Date in February 2009, the Subordinate Certificates will be entitled to 50% of their pro rata share of unscheduled principal payments or (ii) on or after the Distribution Date in February 2009, the Subordinate Certificates will be entitled to 100% of their pro rata share of unscheduled principal payments.

Any unscheduled principal not allocated to the Subordinate Certificates will be allocated to the Senior Certificates.  In the event the current senior percentage related to the loan group (aggregate principal balance of the related Senior Certificates, divided by the aggregate principal balance of the related Mortgage Loans) exceeds the applicable initial senior percentage (aggregate principal balance of the related Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date), the related Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Allocation of

Realized Losses:

Any realized losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective certificate principal balance has been reduced to zero; thereafter, to the related Class A Certificates in reduction of their certificate principal balance.

Certificates Priority of

Distributions:

Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)

Senior Certificates, accrued and unpaid interest at the related Certificate Interest Rate, provided, however, that any interest otherwise distributable with respect to the Class A-X Certificate will be reduced to the extent needed to pay any Available Funds Cap Shortfall to the Class A Certificates in 4) below;

2)

Class A-R Certificate, principal from collections on the Group 1 Mortgage Loans, until its balance is reduced to zero;

3)

Pay concurrently, to the Class A Certificates

a.

Class A-1 Certificates, principal, until the principal balance thereof has been reduced to zero, generally from the Group 1 Mortgage Loans;

b.

Class A-2 Certificates, principal, until the principal balance thereof has been reduced to zero, generally from the Group 2 Mortgage Loans;

c.

Class A-3 Certificates, principal, until the principal balance thereof has been reduced to zero, generally from the Group 3 Mortgage Loans;

4)

Class A Certificates, to pay the Available Funds Cap Shortfall, from payments received under the related YMA and amounts representing interest otherwise distributable to the Class A-X Certificates;

5)

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in sequential order, accrued and unpaid interest and the respective shares of principal allocable to such Classes;

6)

Class A-R Certificate, any remaining amount.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Class A Certificates from the unrelated loan group, to the extent not received from the related loan group.

Class A-1 Yield Maintenance Agreement Schedule

Period	Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
1	N/A	N/A	N/A
2	197,704,869	5.35520	N/A
3	194,937,459	5.35520	N/A
4	192,207,360	5.35520	N/A
5	189,514,070	5.35520	N/A
6	186,857,093	5.35520	N/A
7	184,235,939	5.35520	N/A
8	181,650,127	5.35520	N/A
9	179,099,181	5.35520	N/A
10	176,582,629	5.35520	N/A
11	174,100,010	5.35520	N/A
12	171,650,867	5.35520	N/A
13	169,234,747	5.35520	N/A
14	166,851,207	5.35520	N/A
15	164,499,808	5.35520	N/A
16	162,180,117	5.35520	N/A
17	159,891,705	5.35520	N/A
18	157,634,154	5.35520	N/A
19	155,407,045	5.35520	N/A
20	153,209,970	5.35520	N/A
21	151,042,524	5.35520	N/A
22	148,904,307	5.35520	N/A
23	146,794,927	5.35520	N/A
24	144,713,994	5.35520	N/A
25	142,661,125	5.35520	N/A
26	140,635,943	5.35520	N/A
27	138,638,073	5.35520	N/A
28	136,667,149	5.35520	N/A
29	134,722,808	5.35520	N/A
30	132,804,690	5.35520	N/A
31	130,912,443	5.35520	N/A
32	129,045,719	5.35520	N/A
33	127,204,174	5.35520	N/A
34	125,387,468	5.35520	N/A
35	123,595,266	5.35520	N/A
36	121,827,239	5.35520	N/A
37 and thereafter	0	0.00000	N/A

Class A-2 Yield Maintenance Agreement Schedule

Period	Notional Amount ($)	Cap Strike (%)	Cap Ceiling (%)
1	N/A	N/A	N/A
2	470,339,961	5.22282	N/A
3	463,723,667	5.22282	N/A
4	457,196,894	5.22282	N/A
5	450,758,435	5.22282	N/A
6	444,407,096	5.22282	N/A
7	438,141,702	5.22282	N/A
8	431,961,093	5.22282	N/A
9	425,864,125	5.22282	N/A
10	419,849,668	5.22282	N/A
11	413,916,609	5.22282	N/A
12	408,063,849	5.22282	N/A
13	402,290,303	5.22282	N/A
14	396,594,904	5.22282	N/A
15	390,976,595	5.22282	N/A
16	385,434,337	5.22282	N/A
17	379,967,102	5.22282	N/A
18	374,573,878	5.22282	N/A
19	369,253,665	5.22282	N/A
20	364,005,478	5.22282	N/A
21	358,828,345	5.22282	N/A
22	353,721,306	5.22282	N/A
23	348,683,416	5.22282	N/A
24	343,713,739	5.22282	N/A
25	338,811,357	5.22282	N/A
26	333,975,359	5.22282	N/A
27	329,204,849	5.22282	N/A
28	324,498,945	5.22282	N/A
29	319,856,772	5.22282	N/A
30	315,277,471	5.22282	N/A
31	310,760,193	5.22282	N/A
32	306,304,100	5.22282	N/A
33	301,908,366	5.22282	N/A
34	297,572,177	5.22282	N/A
35	293,294,727	5.22282	N/A
36	289,075,224	5.22282	N/A
37 and thereafter	0	0.00000	N/A

Class A-1 Effective Available Funds Schedule

	Effective Available		Effective Available
Period	Funds Schedule (1) (%)	Period	Funds Schedule (1) (%)
1	n/a	23	20.21
2	20.21	24	20.21
3	20.21	25	20.21
4	20.21	26	20.21
5	20.21	27	20.21
6	20.21	28	20.21
7	20.21	29	20.21
8	20.21	30	20.21
9	20.21	31	20.21
10	20.21	32	20.21
11	20.21	33	20.21
12	20.21	34	20.21
13	20.21	35	20.21
14	20.21	36	20.21
15	20.21
16	20.21
17	20.21
18	20.21
19	20.21
20	20.21
21	20.21
22	20.21

(1) The Effective Available Funds Schedule for the Class A Certificates is calculated assuming that the current rate for all indices is 20.00% and is run at the Pricing Prepayment Speed to the Auction Distribution Date (Actual/ 360 basis).  Includes proceeds from the Yield Maintenance Agreements.

Class A-2 Effective Available Funds Schedule

	Effective Available		Effective Available
Period	Funds Schedule (1) (%)	Period	Funds Schedule (1) (%)
1	n/a	23	20.22
2	20.22	24	20.22
3	20.22	25	20.22
4	20.22	26	20.22
5	20.22	27	20.22
6	20.22	28	20.22
7	20.22	29	20.22
8	20.22	30	20.22
9	20.22	31	20.22
10	20.22	32	20.22
11	20.22	33	20.22
12	20.22	34	20.22
13	20.22	35	20.22
14	20.22	36	20.22
15	20.22
16	20.22
17	20.22
18	20.22
19	20.22
20	20.22
21	20.22
22	20.22

(1) The Effective Available Funds Schedule for the Class A Certificates is calculated assuming that the current rate for all indices is 20.00% and is run at the Pricing Prepayment Speed to the Auction Distribution Date (Actual/ 360 basis).  Includes proceeds from the Yield Maintenance Agreements.

Weighted Average Life Tables

Class A-1 Certificates to Auction Distribution Date
Flat
Price	0% CPR	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	2.98	2.55	2.35	2.16	1.98	1.82	1.51
MDUR (yr)	2.72	2.34	2.16	1.99	1.83	1.68	1.40
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	36	36	36	36	36	36	36

Class A-2 Certificates to Auction Distribution Date
Flat
Price	0% CPR	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	2.98	2.55	2.35	2.16	1.98	1.81	1.51
MDUR (yr)	2.72	2.33	2.16	1.99	1.83	1.68	1.40
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	36	36	36	36	36	36	36

Aggregate Mortgage Loans

As of the Cut-off Date

Total Current Balance	$1,954,216,629
Total Original Balance	$1,958,418,214
Number of Loans	3,144

			Minimum		Maximum
Average Current Balance	$621,570.17		$23,840.58		$11,250,000.00
Average Original Loan Amount	$622,906.56		$23,840.58		$11,250,000.00

WAVG Gross Coupon	5.843%		4.125%		7.625%

WAVG Gross Margin	2.243%		1.875%		3.125%
WAVG Maximum Interest Rate	10.868%		9.125%		12.625%
WAVG Minimum Interest Rate	2.230%		1.875%		3.400%
WAVG Periodic Rate Cap	1.827%		1.000%		2.000%
WAVG First Rate Cap	4.989%		2.000%		6.000%

WAVG Original LTV	68.11%		3.51%		100.00%
WAVG Effective LTV	67.72%		3.51%		95.00%

WAVG Borrower FICO Score	750		607		820

WAVG Original Term	360	months	240	months	480	months
WAVG Remaining Term	358	months	238	months	479	months
WAVG Seasoning	2	months	0	months	53	months

WAVG Next Rate Reset	102	months	33	months	120	months
WAVG Rate Adjustment Frequency	11	months	1	month	12	months
WAVG First Rate Adjustment Frequency	104	months	36	months	120	months

WAVG Prepay Origination Term	28	months	6	months	60	months
WAVG Prepay Remaining Term	27	months	5	months	60	months

WAVG IO Origination Term	111	months	36	months	120	months
WAVG IO Remaining Term	108	months	33	months	120	months

Top State Concentrations ($)	36.47 % California, 6.96 % New York, 6.60 % Florida
Maximum Zip Code Concentration ($)	0.74% 92651

Note Date			Jul. 27, 2001		Dec. 29, 2005
First Pay Date			Sep. 01, 2001		Feb. 01, 2006
Rate Change Date			Oct. 01, 2008		Jan. 01, 2016
Maturity Date			Nov. 01, 2025		Dec. 01, 2045

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Current Balance ($)	Mortgage Loans	the Cut-off Date	the Cut-off Date
23,841 - 100,000	27	$2,278,879.52	0.12%
100,001 - 200,000	183	28,952,816.50	1.48
200,001 - 300,000	211	53,032,905.71	2.71
300,001 - 400,000	394	145,174,218.46	7.43
400,001 - 500,000	674	306,655,526.81	15.69
500,001 - 600,000	559	308,710,677.02	15.80
600,001 - 700,000	319	208,048,925.85	10.65
700,001 - 800,000	205	153,565,331.51	7.86
800,001 - 900,000	118	100,761,717.09	5.16
900,001 - 1,000,000	192	188,252,127.97	9.63
1,000,001 - 1,100,000	29	31,104,089.19	1.59
1,100,001 - 1,200,000	25	29,174,097.01	1.49
1,200,001 - 1,300,000	37	46,450,606.30	2.38
1,300,001 - 1,400,000	22	29,736,237.98	1.52
1,400,001 - 1,500,000	37	54,856,183.33	2.81
Greater than 1,500,000	112	267,462,289.07	13.69
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
240	1	$332,922.72	0.02%
300	1	172,441.88	0.01
350	1	1,190,000.00	0.06
360	3,139	1,951,466,442.77	99.86
480	2	1,054,821.95	0.05
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Remaining Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 240	1	$332,922.72	0.02%
241 - 300	1	172,441.88	0.01
301 - 360	3,140	1,952,656,442.77	99.92
421 - 479	2	1,054,821.95	0.05
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Property Type	Mortgage Loans	the Cut-off Date	the Cut-off Date
Single Family Detached	1,951	$1,275,583,979.07	65.27%
PUD Detached	648	386,882,858.64	19.80
Condominium	429	224,433,137.27	11.48
Two-Four Family	54	34,332,331.58	1.76
Cooperative	27	16,325,694.30	0.84
PUD Attached	32	15,038,258.46	0.77
Single Family Attached	3	1,620,370.00	0.08
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Occupancy	Mortgage Loans	the Cut-off Date	the Cut-off Date
Primary	2,593	$1,631,845,722.24	83.50%
Second Home	351	244,030,000.75	12.49
Investor	200	78,340,906.33	4.01
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Purpose	Mortgage Loans	the Cut-off Date	the Cut-off Date
Purchase	1,849	$1,107,073,021.66	56.65%
Cash Out Refinance	735	471,586,771.48	24.13
Rate/Term Refinance	560	375,556,836.18	19.22
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Documentation	Mortgage Loans	the Cut-off Date	the Cut-off Date
Full Documentation	1,528	$988,442,839.19	50.58%
Preferred Documentation	551	305,783,676.19	15.65
Full/Alternative Documentation	326	213,165,115.89	10.91
Stated Documentation	131	102,002,004.78	5.22
Asset Verification Only	193	89,321,795.78	4.57
Rapid Documentation	112	71,068,060.58	3.64
Full Doc/No Income	89	59,859,525.82	3.06
Alternative Documentation	81	45,314,179.89	2.32
Standard Documentation	55	34,370,582.06	1.76
Limited Documentation	34	18,420,156.95	0.94
Full Doc/Stated Income	16	10,149,062.57	0.52
Reduced Documentation	16	7,796,268.60	0.40
No Ratio Documentation	9	5,996,929.77	0.31
No Income Verification	2	1,995,000.00	0.10
All Ready Home	1	531,431.25	0.03
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	61	$41,124,591.30	2.10%
30.01 - 35.00	45	30,164,447.43	1.54
35.01 - 40.00	53	32,197,479.85	1.65
40.01 - 45.00	73	55,672,913.58	2.85
45.01 - 50.00	109	93,624,807.55	4.79
50.01 - 55.00	124	95,265,056.33	4.87
55.01 - 60.00	193	155,482,241.79	7.96
60.01 - 65.00	234	168,657,178.30	8.63
65.01 - 70.00	351	258,723,799.52	13.24
70.01 - 75.00	325	233,387,594.28	11.94
75.01 - 80.00	1,495	748,954,014.62	38.33
80.01 - 85.00	11	5,466,362.22	0.28
85.01 - 90.00	21	9,712,655.07	0.50
90.01 - 95.00	16	8,146,612.94	0.42
95.01 - 100.00	33	17,636,874.54	0.90
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Effective LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	61	$41,124,591.30	2.10%
30.01 - 35.00	45	30,164,447.43	1.54
35.01 - 40.00	53	32,197,479.85	1.65
40.01 - 45.00	73	55,672,913.58	2.85
45.01 - 50.00	110	93,724,807.55	4.80
50.01 - 55.00	124	95,265,056.33	4.87
55.01 - 60.00	194	157,237,241.79	8.05
60.01 - 65.00	237	172,162,178.30	8.81
65.01 - 70.00	389	282,846,551.43	14.47
70.01 - 75.00	324	231,632,594.28	11.85
75.01 - 80.00	1,500	749,887,094.53	38.37
80.01 - 85.00	9	3,151,362.22	0.16
85.01 - 90.00	15	5,504,203.88	0.28
90.01 - 95.00	10	3,646,106.85	0.19
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
State	Mortgage Loans	the Cut-off Date	the Cut-off Date
Alabama	11	$4,661,820.11	0.24%
Alaska	1	1,240,000.00	0.06
Arizona	64	33,602,800.79	1.72
Arkansas	1	245,000.00	0.01
California	1,052	712,683,384.75	36.47
Colorado	150	111,253,216.20	5.69
Connecticut	47	48,187,515.97	2.47
Delaware	11	5,234,645.59	0.27
District of Columbia	12	8,776,619.22	0.45
Florida	232	129,067,780.27	6.60
Georgia	87	39,178,959.51	2.00
Hawaii	20	18,454,779.78	0.94
Idaho	7	4,501,688.91	0.23
Illinois	102	64,691,639.75	3.31
Indiana	11	3,748,353.72	0.19
Iowa	2	1,234,146.00	0.06
Kansas	4	2,668,917.13	0.14
Kentucky	4	2,139,201.86	0.11
Louisiana	8	2,522,692.80	0.13
Maine	5	2,216,482.94	0.11
Maryland	79	41,104,326.56	2.10
Massachusetts	74	50,902,351.78	2.60
Michigan	24	11,656,573.80	0.60
Minnesota	78	36,449,760.02	1.87
Missouri	15	8,031,442.58	0.41
Montana	4	2,438,158.19	0.12
Nebraska	6	3,369,236.39	0.17
Nevada	78	39,528,112.19	2.02
New Hampshire	6	3,483,525.29	0.18
New Jersey	146	90,156,758.61	4.61
New Mexico	25	10,775,407.01	0.55
New York	171	136,084,535.63	6.96
North Carolina	61	31,435,071.13	1.61
Ohio	22	9,285,335.47	0.48
Oklahoma	5	2,733,800.00	0.14
Oregon	24	11,902,998.39	0.61
Pennsylvania	67	39,801,087.15	2.04
Rhode Island	4	2,480,159.81	0.13
South Carolina	54	24,937,295.78	1.28
South Dakota	1	900,000.00	0.05
Tennessee	28	10,364,031.83	0.53
Texas	57	37,945,373.49	1.94
Utah	21	14,082,276.44	0.72
Vermont	4	1,823,650.00	0.09
Virginia	132	69,008,228.62	3.53
Washington	109	54,265,194.02	2.78
West Virginia	1	407,200.00	0.02
Wisconsin	13	10,801,327.39	0.55
Wyoming	4	1,753,766.45	0.09
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
4.125 - 4.250	1	$214,360.00	0.01%
4.251 - 4.500	3	1,709,428.51	0.09
4.501 - 4.750	2	563,600.55	0.03
4.751 - 5.000	23	14,185,585.03	0.73
5.001 - 5.250	131	91,815,233.86	4.70
5.251 - 5.500	410	255,930,498.57	13.10
5.501 - 5.750	899	544,527,979.32	27.86
5.751 - 6.000	965	576,452,723.88	29.50
6.001 - 6.250	513	317,185,253.76	16.23
6.251 - 6.500	151	96,343,485.53	4.93
6.501 - 6.750	38	31,114,315.31	1.59
6.751 - 7.000	4	5,002,625.00	0.26
7.001 - 7.250	2	7,500,000.00	0.38
7.251 - 7.500	1	11,250,000.00	0.58
7.501 - 7.625	1	421,540.00	0.02
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Maximum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
9.125 - 9.250	1	$214,360.00	0.01%
9.251 - 9.500	3	1,709,428.51	0.09
9.501 - 9.750	2	563,600.55	0.03
9.751 - 10.000	23	14,185,585.03	0.73
10.001 - 10.250	128	87,374,033.86	4.47
10.251 - 10.500	397	240,753,877.11	12.32
10.501 - 10.750	878	526,439,446.03	26.94
10.751 - 11.000	952	567,028,723.88	29.02
11.001 - 11.250	514	319,309,953.76	16.34
11.251 - 11.500	162	110,229,291.15	5.64
11.501 - 11.750	59	49,202,848.60	2.52
11.751 - 12.000	17	14,426,625.00	0.74
12.001 - 12.250	5	10,639,000.00	0.54
12.251 - 12.500	2	11,718,315.84	0.60
12.501 - 12.625	1	421,540.00	0.02
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Minimum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	1,331	$863,246,478.44	44.17%
2.001 - 2.250	1,003	604,050,063.62	30.91
2.251 - 2.500	45	39,658,366.67	2.03
2.501 - 2.750	761	445,180,573.50	22.78
2.751 - 3.000	1	459,000.00	0.02
3.001 - 3.250	2	799,647.09	0.04
3.251 - 3.400	1	822,500.00	0.04
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Gross Margin (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	1,162	$756,557,204.55	38.71%
2.001 - 2.250	1,171	709,389,337.51	36.30
2.251 - 2.500	47	41,830,866.67	2.14
2.501 - 2.750	761	445,180,573.50	22.78
2.751 - 3.000	1	459,000.00	0.02
3.001 - 3.125	2	799,647.09	0.04
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Index Code	Mortgage Loans	the Cut-off Date	the Cut-off Date
1-Year LIBOR	1,810	$1,132,478,770.28	57.95%
1-Year CMT	798	465,418,844.72	23.82
6-Month LIBOR	516	336,197,514.32	17.20
1-Month LIBOR	20	20,121,500.00	1.03
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Initial Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
2.000	3	$1,414,100.00	0.07%
4.000	55	32,570,526.41	1.67
5.000	3,069	1,904,761,903.78	97.47
6.000	17	15,470,099.13	0.79
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Periodic Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	20	$20,121,500.00	1.03%
1.000	513	335,260,933.39	17.16
2.000	2,611	1,598,834,195.93	81.81
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Adjustment Frequency (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1	20	$20,121,500.00	1.03%
6	516	336,197,514.32	17.20
12	2,608	1,597,897,615.00	81.77
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Change Date	Mortgage Loans	the Cut-off Date	the Cut-off Date
10/01/08 - 10/31/08	5	$1,591,839.98	0.08%
11/01/08 - 11/30/08	25	13,466,900.85	0.69
12/01/08 - 12/31/08	21	14,801,143.91	0.76
01/01/09 - 01/31/09	3	1,110,900.00	0.06
09/01/10 - 09/30/10	9	6,078,553.12	0.31
10/01/10 - 10/31/10	12	4,835,096.43	0.25
11/01/10 - 11/30/10	105	64,122,114.54	3.28
12/01/10 - 12/31/10	111	70,868,815.82	3.63
01/01/11 - 01/31/11	26	31,505,200.00	1.61
07/01/12 - 07/31/12	4	2,624,693.77	0.13
08/01/12 - 08/31/12	6	5,666,980.62	0.29
09/01/12 - 09/30/12	19	10,603,968.98	0.54
10/01/12 - 10/31/12	171	93,749,867.34	4.80
11/01/12 - 11/30/12	425	230,178,551.28	11.78
12/01/12 - 12/31/12	193	120,296,583.86	6.16
01/01/13 - 01/31/13	39	30,994,467.22	1.59
02/01/15 - 02/28/15	1	983,841.68	0.05
04/01/15 - 04/30/15	1	822,500.00	0.04
05/01/15 - 05/31/15	4	2,674,352.52	0.14
06/01/15 - 06/30/15	12	5,253,564.35	0.27
07/01/15 - 07/31/15	13	10,254,393.62	0.52
08/01/15 - 08/31/15	19	12,731,374.86	0.65
09/01/15 - 09/30/15	79	44,050,210.42	2.25
10/01/15 - 10/31/15	249	157,134,077.85	8.04
11/01/15 - 11/30/15	756	454,857,342.30	23.28
12/01/15 - 12/31/15	721	482,820,367.09	24.71
01/01/16 - 01/31/16	115	80,138,926.91	4.10
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
FICO Score	Mortgage Loans	the Cut-off Date	the Cut-off Date
607 - 650	13	$8,631,366.32	0.44%
651 - 700	320	192,474,427.25	9.85
701 - 750	1,121	726,261,447.94	37.16
751 - 800	1,479	908,383,458.67	46.48
801 - 820	211	118,465,929.14	6.06
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
IO Flag	Mortgage Loans	the Cut-off Date	the Cut-off Date
IO	2,632	$1,664,188,885.14	85.16%
Not IO	512	290,027,744.18	14.84
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Origination Channel	Mortgage Loans	the Cut-off Date	the Cut-off Date
Bulk Purchase	2,375	$1,392,626,687.69	71.26%
Correspondent	713	540,091,561.28	27.64
Retail	56	21,498,380.35	1.10
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicer	Mortgage Loans	the Cut-off Date	the Cut-off Date
Thornburg Mortgage Home Loans, Inc.	701	$493,640,236.81	25.26%
Countrywide	723	427,374,045.35	21.87
Wells Fargo	752	426,902,678.05	21.85
PHH	634	382,839,329.45	19.59
Bank of America	168	105,970,073.89	5.42
Chase	99	54,020,889.07	2.76
First Republic Bank	51	50,053,154.75	2.56
Colonial Savings, F.A.	16	13,416,221.95	0.69
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Originator	Mortgage Loans	the Cut-off Date	the Cut-off Date
Countrywide	723	$427,374,045.35	21.87%
Wells Fargo	752	426,902,678.05	21.85
PHH	634	382,839,329.45	19.59
Bank of America	168	105,970,073.89	5.42
Chase	95	52,385,889.07	2.68
First Republic Bank	51	50,053,154.75	2.56
Luxury Mortgage Corporation	15	34,852,158.00	1.78
Metrocities Mortgage, LLC	23	22,374,050.51	1.14
First Capital Group, L.P.	19	22,065,385.97	1.13
Thornburg Mortgage Home Loans	56	21,498,380.35	1.10
All Others (125)	608	407,901,483.93	20.87
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicers of Additional Collateral	Mortgage Loans	the Cut-off Date	the Cut-off Date
No Additional Collateral	3,095	$1,921,800,797.50	98.34%
Non-Thornburg Additional Collateral	43	29,482,751.91	1.51
Thornburg Additional Collateral	6	2,933,079.91	0.15
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Original Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	2,851	$1,722,782,056.52	88.16%
6	1	418,611.92	0.02
12	174	117,696,758.99	6.02
24	3	8,188,994.80	0.42
33	1	500,000.00	0.03
36	54	51,353,625.94	2.63
48	4	6,740,000.00	0.34
60	56	46,536,581.15	2.38
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Remaining Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	2,851	$1,722,782,056.52	88.16%
5	2	918,611.92	0.05
8	1	699,000.00	0.04
9	11	4,992,252.38	0.26
10	57	31,816,758.00	1.63
11	89	62,356,808.61	3.19
12	16	17,831,940.00	0.91
21	1	4,778,994.80	0.24
22	1	3,000,000.00	0.15
23	1	410,000.00	0.02
27	1	822,500.00	0.04
33	1	258,560.00	0.01
34	13	6,650,884.69	0.34
35	32	20,166,881.25	1.03
36	7	23,454,800.00	1.20
46	2	2,515,000.00	0.13
47	1	1,495,000.00	0.08
48	1	2,730,000.00	0.14
57	3	1,233,647.09	0.06
58	10	7,615,020.06	0.39
59	35	31,185,914.00	1.60
60	8	6,502,000.00	0.33
Total	3,144	$1,954,216,629.32	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Product:	Mortgage Loans	the Cut-off Date	the Cut-off Date
10/1 Hybrid Arm IO	1,289	$836,033,638.51	42.78%
7/1 Hybrid Arm IO	561	321,409,858.44	16.45
10/1 Hybrid Arm	379	225,912,591.78	11.56
10/6 Hybrid Arm IO	297	187,373,897.65	9.59
5/1 Hybrid Arm IO	231	148,387,475.27	7.59
7/6 Hybrid Arm IO	189	120,068,946.31	6.14
7/1 Hybrid Arm	108	53,126,288.23	2.72
3/1 Hybrid Arm IO	47	26,995,545.81	1.38
5/6 Hybrid Arm IO	16	20,785,223.15	1.06
5/1 Hybrid Arm	13	5,412,110.29	0.28
3/6 Hybrid Arm IO	2	3,134,300.00	0.16
10/6 Hybrid Arm	5	2,400,823.66	0.12
3/1 Hybrid Arm	5	2,049,099.67	0.10
5/6 Hybrid Arm	1	735,249.62	0.04
3/6 Hybrid Arm	1	391,580.93	0.02
Total	3,144	$1,954,216,629.32	100.00%

Group 1 Mortgage Loans

As of the Cut-off Date

Total Current Balance	$207,890,585
Total Original Balance	$209,513,819
Number of Loans	316

			Minimum		Maximum
Average Current Balance	$657,881.60		$75,000.00		$11,250,000.00
Average Original Loan Amount	$663,018.41		$75,000.00		$11,250,000.00

WAVG Gross Coupon	5.944%		5.100%		7.375%

WAVG Gross Margin	2.000%		1.875%		2.750%
WAVG Maximum Interest Rate	10.988%		10.250%		12.375%
WAVG Minimum Interest Rate	2.000%		1.875%		2.750%
WAVG Periodic Rate Cap	1.882%		1.000%		2.000%
WAVG First Rate Cap	4.870%		4.000%		6.000%

WAVG Original LTV	67.14%		16.67%		100.00%
WAVG Effective LTV	67.01%		16.67%		95.00%

WAVG Borrower FICO Score	737		607		815

WAVG Original Term	360	months	300	months	480	months
WAVG Remaining Term	355	months	250	months	479	months
WAVG Seasoning	5	months	0	months	53	months

WAVG Next Rate Reset	55	months	33	months	60	months
WAVG Rate Adjustment Frequency	11	months	1	month	12	months
WAVG First Rate Adjustment Frequency	56	months	36	months	60	months

WAVG Prepay Origination Term	30	months	12	months	48	months
WAVG Prepay Remaining Term	29	months	9	months	48	months

WAVG IO Origination Term	109	months	36	months	120	months
WAVG IO Remaining Term	105	months	33	months	120	months

Top State Concentrations ($)	21.90 % California, 12.64 % Florida, 11.83 % Colorado
Maximum Zip Code Concentration ($)	5.41% 92651

Note Date			Jul. 27, 2001		Dec. 23, 2005
First Pay Date			Sep. 01, 2001		Feb. 01, 2006
Rate Change Date			Oct. 01, 2008		Jan. 01, 2011
Maturity Date			Nov. 01, 2026		Dec. 01, 2045

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Current Balance ($)	Mortgage Loans	the Cut-off Date	the Cut-off Date
75,000 - 100,000	5	$427,886.18	0.21%
100,001 - 200,000	64	9,851,430.38	4.74
200,001 - 300,000	53	12,927,670.41	6.22
300,001 - 400,000	46	16,237,574.68	7.81
400,001 - 500,000	33	15,000,155.23	7.22
500,001 - 600,000	22	12,199,225.51	5.87
600,001 - 700,000	12	7,776,446.05	3.74
700,001 - 800,000	14	10,525,838.81	5.06
800,001 - 900,000	10	8,585,152.71	4.13
900,001 - 1,000,000	10	9,808,999.00	4.72
1,000,001 - 1,100,000	2	2,083,750.00	1.00
1,100,001 - 1,200,000	6	6,968,400.00	3.35
1,200,001 - 1,300,000	4	5,065,500.00	2.44
1,300,001 - 1,400,000	1	1,387,500.00	0.67
1,400,001 - 1,500,000	4	5,992,675.15	2.88
Greater than 1,500,000	30	83,052,380.63	39.95
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
300	1	$172,441.88	0.08%
350	1	1,190,000.00	0.57
360	313	206,218,320.91	99.20
480	1	309,821.95	0.15
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Remaining Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
250 - 300	1	$172,441.88	0.08%
301 - 360	314	207,408,320.91	99.77
421 - 479	1	309,821.95	0.15
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Property Type	Mortgage Loans	the Cut-off Date	the Cut-off Date
Single Family Detached	152	$110,572,049.60	53.19%
PUD Detached	75	56,956,543.70	27.40
Condominium	59	26,590,370.63	12.79
Two-Four Family	11	7,228,716.83	3.48
PUD Attached	16	4,738,304.00	2.28
Cooperative	3	1,804,599.98	0.87
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Occupancy	Mortgage Loans	the Cut-off Date	the Cut-off Date
Primary	173	$135,409,343.62	65.13%
Second Home	44	40,768,134.72	19.61
Investor	99	31,713,106.40	15.25
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Purpose	Mortgage Loans	the Cut-off Date	the Cut-off Date
Purchase	171	$100,604,841.11	48.39%
Cash Out Refinance	98	65,368,695.49	31.44
Rate/Term Refinance	47	41,917,048.14	20.16
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Documentation	Mortgage Loans	the Cut-off Date	the Cut-off Date
Full Documentation	284	$174,658,238.82	84.01%
Stated Documentation	27	29,099,484.29	14.00
No Ratio Documentation	5	4,132,861.63	1.99
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	5	$6,955,000.00	3.35%
30.01 - 35.00	3	1,061,450.39	0.51
35.01 - 40.00	1	800,000.00	0.38
40.01 - 45.00	3	3,802,750.00	1.83
45.01 - 50.00	9	18,996,279.83	9.14
50.01 - 55.00	5	9,141,500.00	4.40
55.01 - 60.00	17	22,390,877.47	10.77
60.01 - 65.00	21	13,885,867.81	6.68
65.01 - 70.00	41	30,933,164.51	14.88
70.01 - 75.00	46	33,016,933.15	15.88
75.01 - 80.00	156	64,304,763.24	30.93
80.01 - 85.00	1	177,600.00	0.09
85.01 - 90.00	4	938,042.18	0.45
90.01 - 95.00	1	236,375.56	0.11
95.01 - 100.00	3	1,249,980.60	0.60
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Effective LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	5	$6,955,000.00	3.35%
30.01 - 35.00	3	1,061,450.39	0.51
35.01 - 40.00	1	800,000.00	0.38
40.01 - 45.00	3	3,802,750.00	1.83
45.01 - 50.00	9	18,996,279.83	9.14
50.01 - 55.00	5	9,141,500.00	4.40
55.01 - 60.00	17	22,390,877.47	10.77
60.01 - 65.00	21	13,885,867.81	6.68
65.01 - 70.00	41	30,933,164.51	14.88
70.01 - 75.00	46	33,016,933.15	15.88
75.01 - 80.00	159	65,554,743.84	31.53
80.01 - 85.00	1	177,600.00	0.09
85.01 - 90.00	4	938,042.18	0.45
90.01 - 95.00	1	236,375.56	0.11
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
State	Mortgage Loans	the Cut-off Date	the Cut-off Date
Alabama	2	$280,000.00	0.13%
Arizona	15	5,718,544.98	2.75
California	45	45,520,671.33	21.90
Colorado	32	24,588,988.32	11.83
Connecticut	1	410,000.00	0.20
District of Columbia	1	2,100,000.00	1.01
Florida	50	26,275,992.04	12.64
Georgia	23	9,108,194.72	4.38
Hawaii	1	3,060,000.00	1.47
Illinois	14	7,703,566.71	3.71
Indiana	1	184,999.70	0.09
Louisiana	1	216,000.00	0.10
Maryland	5	1,944,645.13	0.94
Massachusetts	3	2,315,000.00	1.11
Michigan	2	1,115,000.00	0.54
Minnesota	12	5,241,203.15	2.52
Nevada	5	1,883,100.00	0.91
New Jersey	16	10,222,752.50	4.92
New Mexico	11	3,471,182.99	1.67
New York	9	13,532,690.98	6.51
North Carolina	10	4,777,362.18	2.30
Ohio	3	987,656.49	0.48
Oregon	3	2,678,281.91	1.29
Pennsylvania	5	7,247,316.99	3.49
South Carolina	15	5,885,814.20	2.83
Tennessee	3	496,984.00	0.24
Texas	5	5,044,149.62	2.43
Virginia	10	4,570,442.16	2.20
Washington	11	6,971,686.48	3.35
Wisconsin	2	4,338,358.16	2.09
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
5.100 - 5.250	15	$16,864,632.10	8.11%
5.251 - 5.500	44	23,501,508.23	11.30
5.501 - 5.750	100	63,299,561.45	30.45
5.751 - 6.000	87	51,937,180.01	24.98
6.001 - 6.250	35	17,383,582.95	8.36
6.251 - 6.500	24	6,832,045.00	3.29
6.501 - 6.750	6	8,507,450.00	4.09
6.751 - 7.000	2	814,625.00	0.39
7.001 - 7.250	2	7,500,000.00	3.61
7.251 - 7.375	1	11,250,000.00	5.41
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Maximum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
10.250 - 10.250	12	$12,423,432.10	5.98%
10.251 - 10.500	43	23,143,508.23	11.13
10.501 - 10.750	96	58,980,561.45	28.37
10.751 - 11.000	87	51,937,180.01	24.98
11.001 - 11.250	38	21,824,782.95	10.50
11.251 - 11.500	25	7,190,045.00	3.46
11.501 - 11.750	10	12,826,450.00	6.17
11.751 - 12.000	2	814,625.00	0.39
12.001 - 12.250	2	7,500,000.00	3.61
12.251 - 12.375	1	11,250,000.00	5.41
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Minimum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	295	$165,630,246.62	79.67%
2.001 - 2.250	6	16,972,828.12	8.16
2.251 - 2.500	11	9,350,010.00	4.50
2.501 - 2.750	4	15,937,500.00	7.67
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Gross Margin (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	295	$165,630,246.62	79.67%
2.001 - 2.250	6	16,972,828.12	8.16
2.251 - 2.500	11	9,350,010.00	4.50
2.501 - 2.750	4	15,937,500.00	7.67
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Index Code	Mortgage Loans	the Cut-off Date	the Cut-off Date
1-Year LIBOR	282	$170,190,221.04	81.87%
6-Month LIBOR	20	25,046,353.70	12.05
1-Year CMT	11	9,350,010.00	4.50
1-Month LIBOR	3	3,304,000.00	1.59
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Initial Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
4.000	55	$32,570,526.41	15.67%
5.000	257	169,717,058.33	81.64
6.000	4	5,603,000.00	2.70
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Periodic Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	3	$3,304,000.00	1.59%
1.000	17	24,109,772.77	11.60
2.000	296	180,476,811.97	86.81
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Adjustment Frequency (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1	3	$3,304,000.00	1.59%
6	20	25,046,353.70	12.05
12	293	179,540,231.04	86.36
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Change Date	Mortgage Loans	the Cut-off Date	the Cut-off Date
10/01/08 - 10/31/08	5	$1,591,839.98	0.77%
11/01/08 - 11/30/08	25	13,466,900.85	6.48
12/01/08 - 12/31/08	21	14,801,143.91	7.12
01/01/09 - 01/31/09	3	1,110,900.00	0.53
09/01/10 - 09/30/10	9	6,078,553.12	2.92
10/01/10 - 10/31/10	12	4,835,096.43	2.33
11/01/10 - 11/30/10	104	63,632,134.63	30.61
12/01/10 - 12/31/10	111	70,868,815.82	34.09
01/01/11 - 01/31/11	26	31,505,200.00	15.15
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
FICO score	Mortgage Loans	the Cut-off Date	the Cut-off Date
607 - 650	5	$1,789,715.73	0.86%
651 - 700	55	41,061,243.61	19.75
701 - 750	105	85,132,664.29	40.95
751 - 800	136	72,011,350.71	34.64
801 - 815	15	7,895,610.40	3.80
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
IO Flag	Mortgage Loans	the Cut-off Date	the Cut-off Date
IO	296	$199,302,544.23	95.87%
Not IO	20	8,588,040.51	4.13
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Origination Channel	Mortgage Loans	the Cut-off Date	the Cut-off Date
Correspondent	291	$198,344,099.57	95.41%
Retail	25	9,546,485.17	4.59
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicer	Mortgage Loans	the Cut-off Date	the Cut-off Date
Thornburg Mortgage Home Loans, Inc.	298	$186,426,734.67	89.68%
First Republic Bank	7	8,907,000.00	4.28
Colonial Savings, F.A.	10	8,076,521.95	3.88
Countrywide	1	4,480,328.12	2.16
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Originator	Mortgage Loans	the Cut-off Date	the Cut-off Date
Luxury Mortgage Corporation	4	$12,012,500.00	5.78%
Resource Mortgage Banking	1	11,250,000.00	5.41
Thornburg Mortgage Home Loans	25	9,546,485.17	4.59
First Republic Bank	7	8,907,000.00	4.28
Universal American Mortgage	31	8,743,788.50	4.21
Colonial Savings, F.A.	10	8,076,521.95	3.88
American Mortgage Network	21	8,029,506.39	3.86
Eagle Home Mortage, Inc.	10	6,074,195.48	2.92
Wall Street Mortgage	6	5,792,560.98	2.79
Megastar Financial Corp.	6	5,563,570.00	2.68
Cherry Creek Mortgage	5	5,224,000.00	2.51
Affiliated Financial	3	4,834,250.00	2.33
Trident Mortgage Company	4	4,802,585.50	2.31
First Horizon Home Loan Corpo	10	4,753,790.97	2.29
Countrywide	1	4,480,328.12	2.16
BancMortgage Financial Corp.	7	4,471,336.03	2.15
North Shore Community Bank &	4	4,358,080.60	2.10
Amerihome Mortgage Company, L	2	4,338,358.16	2.09
Worldwide Financial Resources	2	4,167,900.00	2.00
NexGen Lending	8	3,671,283.00	1.77
Synovus Mortgage Corp	10	3,525,138.00	1.70
First Capital Group, L.P.	3	3,351,000.00	1.61
Platinum Capital Group	2	3,281,570.00	1.58
First Financial Equities	3	3,258,375.83	1.57
America's Mortgage, LLC	1	2,817,500.00	1.36
Sunshine Mortgage Corp.	7	2,810,219.99	1.35
Metrocities Mortgage, LLC	6	2,709,276.55	1.30
Mortgage Access Corp d/b/a We	6	2,469,734.59	1.19
Arlington Capital Mortgage Co	3	2,345,316.99	1.13
AmTrust Mortgage Corporation	3	2,174,950.00	1.05
Tradition Mortgage	3	2,158,200.00	1.04
First Savings Mortgage Corp	1	2,100,000.00	1.01
All Others (56)	101	45,791,261.94	22.03
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicers of Additional Collateral	Mortgage Loans	the Cut-off Date	the Cut-off Date
No Additional Collateral	313	$206,640,604.14	99.40%
Thornburg Additional Collateral	3	1,249,980.60	0.60
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Original Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	305	$175,226,584.74	84.29%
12	4	11,824,000.00	5.69
36	3	14,100,000.00	6.78
48	4	6,740,000.00	3.24
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Remaining Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	305	$175,226,584.74	84.29%
9	1	424,000.00	0.20
11	1	3,900,000.00	1.88
12	2	7,500,000.00	3.61
36	3	14,100,000.00	6.78
46	2	2,515,000.00	1.21
47	1	1,495,000.00	0.72
48	1	2,730,000.00	1.31
Total	316	$207,890,584.74	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Product:	Mortgage Loans	the Cut-off Date	the Cut-off Date
5/1 Hybrid Arm IO	231	$148,387,475.27	71.38%
3/1 Hybrid Arm IO	47	26,995,545.81	12.99
5/6 Hybrid Arm IO	16	20,785,223.15	10.00
5/1 Hybrid Arm	13	5,412,110.29	2.60
3/6 Hybrid Arm IO	2	3,134,300.00	1.51
3/1 Hybrid Arm	5	2,049,099.67	0.99
5/6 Hybrid Arm	1	735,249.62	0.35
3/6 Hybrid Arm	1	391,580.93	0.19
Total	316	$207,890,584.74	100.00%

Group 2 Mortgage Loans
As of the Cut-off Date

Total Current Balance	$494,605,093
Total Original Balance	$494,882,232
Number of Loans	858

			Minimum		Maximum
Average Current Balance	$576,462.81		$23,840.58		$6,750,000.00
Average Original Loan Amount	$576,785.82		$23,840.58		$6,750,000.00

WAVG Gross Coupon	5.844%		4.280%		6.875%

WAVG Gross Margin	2.142%		1.875%		3.125%
WAVG Maximum Interest Rate	10.854%		9.280%		12.125%
WAVG Minimum Interest Rate	2.142%		1.875%		3.125%
WAVG Periodic Rate Cap	1.755%		1.000%		2.000%
WAVG First Rate Cap	5.004%		5.000%		6.000%

WAVG Original LTV	68.82%		3.51%		100.00%
WAVG Effective LTV	68.26%		3.51%		95.00%

WAVG Borrower FICO Score	750		620		817

WAVG Original Term	360	months	360	months	480	months
WAVG Remaining Term	358	months	318	months	479	months
WAVG Seasoning	2	months	0	months	42	months

WAVG Next Rate Reset	82	months	58	months	84	months
WAVG Rate Adjustment Frequency	11	months	6	months	12	months
WAVG First Rate Adjustment Frequency	84	months	84	months	84	months

WAVG Prepay Origination Term	21	months	12	months	60	months
WAVG Prepay Remaining Term	19	months	8	months	60	months

WAVG IO Origination Term	91	months	84	months	120	months
WAVG IO Remaining Term	89	months	78	months	120	months

Top State Concentrations ($)	37.72 % California, 8.61 % Florida, 5.70 % New Jersey
Maximum Zip Code Concentration ($)	1.36% 90077

Note Date			Jun. 18, 2002		Dec. 21, 2005
First Pay Date			Aug. 01, 2002		Feb. 01, 2006
Rate Change Date			Nov. 01, 2010		Jan. 01, 2013
Maturity Date			Jul. 01, 2032		Dec. 01, 2045

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Current Balance ($)	Mortgage Loans	the Cut-off Date	the Cut-off Date
23,841 - 100,000	9	$729,979.16	0.15%
100,001 - 200,000	30	4,676,974.31	0.95
200,001 - 300,000	35	8,561,560.48	1.73
300,001 - 400,000	194	73,809,723.28	14.92
400,001 - 500,000	166	76,001,342.95	15.37
500,001 - 600,000	166	91,269,340.61	18.45
600,001 - 700,000	79	51,197,296.31	10.35
700,001 - 800,000	60	44,613,363.10	9.02
800,001 - 900,000	27	22,878,291.86	4.63
900,001 - 1,000,000	51	49,851,838.54	10.08
1,000,001 - 1,100,000	6	6,474,950.00	1.31
1,100,001 - 1,200,000	2	2,392,145.53	0.48
1,200,001 - 1,300,000	6	7,514,336.85	1.52
1,300,001 - 1,400,000	6	8,167,100.00	1.65
1,400,001 - 1,500,000	4	5,819,600.00	1.18
Greater than 1,500,000	17	40,647,250.00	8.22
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
360	857	$493,860,092.98	99.85%
480	1	745,000.00	0.15
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Remaining Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
318 - 360	857	$493,860,092.98	99.85%
421 - 479	1	745,000.00	0.15
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Property Type	Mortgage Loans	the Cut-off Date	the Cut-off Date
Single Family Detached	434	$275,336,076.45	55.67%
PUD Detached	273	145,355,613.59	29.39
Condominium	122	59,281,431.39	11.99
Two-Four Family	14	6,602,893.00	1.33
Cooperative	7	3,801,786.31	0.77
PUD Attached	6	3,146,922.24	0.64
Single Family Attached	2	1,080,370.00	0.22
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Occupancy	Mortgage Loans	the Cut-off Date	the Cut-off Date
Primary	724	$416,944,169.37	84.30%
Second Home	98	59,298,778.51	11.99
Investor	36	18,362,145.10	3.71
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Purpose	Mortgage Loans	the Cut-off Date	the Cut-off Date
Purchase	472	$260,377,298.32	52.64%
Cash Out Refinance	231	139,456,191.52	28.20
Rate/Term Refinance	155	94,771,603.14	19.16
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Documentation	Mortgage Loans	the Cut-off Date	the Cut-off Date
Full Documentation	391	$235,223,177.81	47.56%
Preferred Documentation	305	163,033,670.65	32.96
Alternative Documentation	54	29,638,140.20	5.99
Full Doc/No Income	40	26,438,821.36	5.35
Limited Documentation	21	9,137,922.95	1.85
Full Doc/Stated Income	14	9,068,062.57	1.83
Full/Alternative Documentation	11	7,013,942.27	1.42
Stated Documentation	7	6,964,000.00	1.41
Reduced Documentation	9	4,570,996.45	0.92
No Ratio Documentation	3	1,445,456.22	0.29
Asset Verification Only	2	1,070,902.50	0.22
No Income Verification	1	1,000,000.00	0.20
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	17	$11,424,264.55	2.31%
30.01 - 35.00	21	15,948,617.56	3.22
35.01 - 40.00	14	7,359,584.30	1.49
40.01 - 45.00	24	17,032,561.61	3.44
45.01 - 50.00	23	12,517,994.02	2.53
50.01 - 55.00	29	23,577,303.28	4.77
55.01 - 60.00	50	29,421,530.18	5.95
60.01 - 65.00	55	38,337,823.24	7.75
65.01 - 70.00	78	50,921,264.14	10.30
70.01 - 75.00	75	54,819,329.84	11.08
75.01 - 80.00	437	216,133,234.55	43.70
80.01 - 85.00	4	2,094,692.96	0.42
85.01 - 90.00	10	6,006,612.66	1.21
90.01 - 95.00	7	2,465,702.09	0.50
95.01 - 100.00	14	6,544,578.00	1.32
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Effective LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	17	$11,424,264.55	2.31%
30.01 - 35.00	21	15,948,617.56	3.22
35.01 - 40.00	14	7,359,584.30	1.49
40.01 - 45.00	24	17,032,561.61	3.44
45.01 - 50.00	24	12,617,994.02	2.55
50.01 - 55.00	29	23,577,303.28	4.77
55.01 - 60.00	51	31,176,530.18	6.30
60.01 - 65.00	55	38,337,823.24	7.75
65.01 - 70.00	94	60,269,257.14	12.19
70.01 - 75.00	74	53,064,329.84	10.73
75.01 - 80.00	439	217,505,883.86	43.98
80.01 - 85.00	3	1,094,692.96	0.22
85.01 - 90.00	7	2,912,913.35	0.59
90.01 - 95.00	6	2,283,337.09	0.46
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
State	Mortgage Loans	the Cut-off Date	the Cut-off Date
Alabama	4	$1,907,632.00	0.39%
Arizona	18	9,056,619.73	1.83
California	295	186,542,309.20	37.72
Colorado	32	21,299,839.56	4.31
Connecticut	19	13,434,451.28	2.72
Delaware	3	1,348,664.28	0.27
District of Columbia	4	2,943,500.00	0.60
Florida	76	42,597,452.75	8.61
Georgia	28	13,504,176.16	2.73
Hawaii	2	1,105,000.00	0.22
Idaho	1	1,480,000.00	0.30
Illinois	19	11,087,363.92	2.24
Indiana	3	1,084,711.21	0.22
Iowa	1	635,000.00	0.13
Kansas	3	1,348,917.13	0.27
Kentucky	1	415,000.00	0.08
Louisiana	3	1,307,702.50	0.26
Maine	2	1,322,081.75	0.27
Maryland	10	6,144,415.86	1.24
Massachusetts	28	15,679,985.27	3.17
Michigan	5	1,991,499.00	0.40
Minnesota	16	8,118,697.86	1.64
Missouri	4	2,277,441.00	0.46
Nevada	42	19,506,945.52	3.94
New Hampshire	1	611,200.00	0.12
New Jersey	50	28,178,174.55	5.70
New Mexico	2	987,786.61	0.20
New York	33	20,914,947.53	4.23
North Carolina	11	6,192,535.90	1.25
Ohio	5	1,795,993.00	0.36
Oklahoma	4	2,013,800.00	0.41
Oregon	6	2,655,104.25	0.54
Pennsylvania	14	7,615,709.07	1.54
South Carolina	18	9,056,057.58	1.83
Tennessee	13	5,757,492.00	1.16
Texas	19	11,888,998.11	2.40
Utah	8	5,090,950.00	1.03
Vermont	1	420,000.00	0.08
Virginia	30	14,449,786.40	2.92
Washington	21	9,279,952.00	1.88
West Virginia	1	407,200.00	0.08
Wisconsin	1	650,000.00	0.13
Wyoming	1	500,000.00	0.10
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
4.280 - 4.500	2	$1,469,191.51	0.30%
4.501 - 4.750	1	387,500.55	0.08
4.751 - 5.000	7	3,501,045.39	0.71
5.001 - 5.250	19	11,824,907.65	2.39
5.251 - 5.500	87	51,218,374.21	10.36
5.501 - 5.750	262	147,462,811.65	29.81
5.751 - 6.000	306	169,349,675.22	34.24
6.001 - 6.250	127	77,090,469.49	15.59
6.251 - 6.500	32	20,423,280.22	4.13
6.501 - 6.750	14	9,672,337.09	1.96
6.751 - 6.875	1	2,205,500.00	0.45
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Maximum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
9.280 - 9.500	2	$1,469,191.51	0.30%
9.501 - 9.750	1	387,500.55	0.08
9.751 - 10.000	7	3,501,045.39	0.71
10.001 - 10.250	19	11,824,907.65	2.39
10.251 - 10.500	85	48,718,374.21	9.85
10.501 - 10.750	261	145,712,811.65	29.46
10.751 - 11.000	306	169,349,675.22	34.24
11.001 - 11.250	126	76,576,469.49	15.48
11.251 - 11.500	34	22,923,280.22	4.63
11.501 - 11.750	15	11,422,337.09	2.31
11.751 - 12.000	1	2,205,500.00	0.45
12.001 - 12.125	1	514,000.00	0.10
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Minimum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	319	$192,652,515.18	38.95%
2.001 - 2.250	524	289,151,835.26	58.46
2.251 - 2.500	7	9,201,700.00	1.86
2.501 - 2.750	5	2,340,395.45	0.47
2.751 - 3.000	1	459,000.00	0.09
3.001 - 3.125	2	799,647.09	0.16
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Gross Margin (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	319	$192,652,515.18	38.95%
2.001 - 2.250	524	289,151,835.26	58.46
2.251 - 2.500	7	9,201,700.00	1.86
2.501 - 2.750	5	2,340,395.45	0.47
2.751 - 3.000	1	459,000.00	0.09
3.001 - 3.125	2	799,647.09	0.16
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Index Code	Mortgage Loans	the Cut-off Date	the Cut-off Date
1-Year LIBOR	657	$365,991,653.67	74.00%
6-Month LIBOR	194	121,376,439.31	24.54
1-Year CMT	7	7,237,000.00	1.46
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Initial Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
5.000	857	$492,855,092.98	99.65%
6.000	1	1,750,000.00	0.35
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Periodic Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.000	194	$121,376,439.31	24.54%
2.000	664	373,228,653.67	75.46
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Adjustment Frequency (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
6	194	$121,376,439.31	24.54%
12	664	373,228,653.67	75.46
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Change Date	Mortgage Loans	the Cut-off Date	the Cut-off Date
11/01/10 - 11/30/10	1	$489,979.91	0.10%
07/01/12 - 07/31/12	4	2,624,693.77	0.53
08/01/12 - 08/31/12	6	5,666,980.62	1.15
09/01/12 - 09/30/12	19	10,603,968.98	2.14
10/01/12 - 10/31/12	171	93,749,867.34	18.95
11/01/12 - 11/30/12	425	230,178,551.28	46.54
12/01/12 - 12/31/12	193	120,296,583.86	24.32
01/01/13 - 01/31/13	39	30,994,467.22	6.27
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
FICO Score	Mortgage Loans	the Cut-off Date	the Cut-off Date
620 - 650	4	$2,646,650.59	0.54%
651 - 700	75	37,667,106.61	7.62
701 - 750	352	197,579,026.64	39.95
751 - 800	369	225,969,767.06	45.69
801 - 817	58	30,742,542.08	6.22
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
IO Flag	Mortgage Loans	the Cut-off Date	the Cut-off Date
IO	750	$441,478,804.75	89.26%
Not IO	108	53,126,288.23	10.74
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Origination Channel	Mortgage Loans	the Cut-off Date	the Cut-off Date
Bulk Purchase	707	$394,086,301.66	79.68%
Correspondent	142	96,667,791.32	19.54
Retail	9	3,851,000.00	0.78
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicer	Mortgage Loans	the Cut-off Date	the Cut-off Date
Countrywide	381	$203,783,881.85	41.20%
PHH	282	166,648,434.69	33.69
Thornburg Mortgage Home Loans, Inc.	146	94,163,091.32	19.04
Chase	44	23,653,985.12	4.78
Colonial Savings, F.A.	3	3,505,700.00	0.71
First Republic Bank	2	2,850,000.00	0.58
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Originator	Mortgage Loans	the Cut-off Date	the Cut-off Date
Countrywide	381	$203,783,881.85	41.20%
PHH	282	166,648,434.69	33.69
Chase	40	22,018,985.12	4.45
Luxury Mortgage Corporation	6	14,602,000.00	2.95
All Others (68)	149	87,551,791.32	17.70
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicers of Additional Collateral	Mortgage Loans	the Cut-off Date	the Cut-off Date
No Additional Collateral	838	$482,029,450.67	97.46%
Non-Thornburg Additional Collateral	18	11,202,993.00	2.27
Thornburg Additional Collateral	2	1,372,649.31	0.28
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Original Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	766	$434,555,635.51	87.86%
12	70	42,436,010.38	8.58
24	1	410,000.00	0.08
36	12	12,046,800.00	2.44
60	9	5,156,647.09	1.04
Total	858	$494,605,092.98	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Remaining Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	766	$434,555,635.51	87.86%
8	1	699,000.00	0.14
9	10	4,568,252.38	0.92
10	56	31,416,758.00	6.35
11	2	2,955,500.00	0.60
12	1	2,796,500.00	0.57
23	1	410,000.00	0.08
34	10	5,182,000.00	1.05
36	2	6,864,800.00	1.39
57	3	1,233,647.09	0.25
58	4	2,173,000.00	0.44
59	1	650,000.00	0.13
60	1	1,100,000.00	0.22
Total	858	$494,605,092.98	100.00%

Group 3 Mortgage Loans
As of the Cut-off Date

Total Current Balance	$1,251,720,952
Total Original Balance	$1,254,022,163
Number of Loans	1,970

			Minimum		Maximum
Average Current Balance	$635,391.35		$51,700.00		$6,545,000.00
Average Original Loan Amount	$636,559.47		$51,700.00		$6,545,000.00

WAVG Gross Coupon	5.825%		4.125%		7.625%

WAVG Gross Margin	2.324%		1.875%		2.750%
WAVG Maximum Interest Rate	10.854%		9.125%		12.625%
WAVG Minimum Interest Rate	2.303%		1.875%		3.400%
WAVG Periodic Rate Cap	1.846%		1.000%		2.000%
WAVG First Rate Cap	5.003%		2.000%		6.000%

WAVG Original LTV	67.99%		10.53%		100.00%
WAVG Effective LTV	67.63%		10.53%		95.00%

WAVG Borrower FICO Score	752		639		820

WAVG Original Term	360	months	240	months	360	months
WAVG Remaining Term	358	months	238	months	360	months
WAVG Seasoning	2	months	0	months	47	months

WAVG Next Rate Reset	118	months	109	months	120	months
WAVG Rate Adjustment Frequency	11	months	1	month	12	months
WAVG First Rate Adjustment Frequency	120	months	120	months	120	months

WAVG Prepay Origination Term	31	months	6	months	60	months
WAVG Prepay Remaining Term	30	months	5	months	60	months

WAVG IO Origination Term	120	months	60	months	120	months
WAVG IO Remaining Term	118	months	57	months	120	months

Top State Concentrations ($)	38.40 % California, 8.12 % New York, 5.22 % Colorado
Maximum Zip Code Concentration ($)	0.71% 92037

Note Date			Jan. 04, 2002		Dec. 29, 2005
First Pay Date			Mar. 01, 2002		Feb. 01, 2006
Rate Change Date			Feb. 01, 2015		Jan. 01, 2016
Maturity Date			Nov. 01, 2025		Jan. 01, 2036

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Current Balance ($)	Mortgage Loans	the Cut-off Date	the Cut-off Date
51,700 - 100,000	13	$1,121,014.18	0.09%
100,001 - 200,000	89	14,424,411.81	1.15
200,001 - 300,000	123	31,543,674.82	2.52
300,001 - 400,000	154	55,126,920.50	4.40
400,001 - 500,000	475	215,654,028.63	17.23
500,001 - 600,000	371	205,242,110.90	16.40
600,001 - 700,000	228	149,075,183.49	11.91
700,001 - 800,000	131	98,426,129.60	7.86
800,001 - 900,000	81	69,298,272.52	5.54
900,001 - 1,000,000	131	128,591,290.43	10.27
1,000,001 - 1,100,000	21	22,545,389.19	1.80
1,100,001 - 1,200,000	17	19,813,551.48	1.58
1,200,001 - 1,300,000	27	33,870,769.45	2.71
1,300,001 - 1,400,000	15	20,181,637.98	1.61
1,400,001 - 1,500,000	29	43,043,908.18	3.44
Greater than 1,500,000	65	143,762,658.44	11.49
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Term ($)	Mortgage Loans	the Cut-off Date	the Cut-off Date
240	1	$332,922.72	0.03%
360	1,969	1,251,388,028.88	99.97
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Remaining Term ($)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 240	1	$332,922.72	0.03%
301 - 360	1,969	1,251,388,028.88	99.97
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Property Type	Mortgage Loans	the Cut-off Date	the Cut-off Date
Single Family Detached	1,365	$889,675,853.02	71.08%
PUD Detached	300	184,570,701.35	14.75
Condominium	248	138,561,335.25	11.07
Two-Four Family	29	20,500,721.75	1.64
Cooperative	17	10,719,308.01	0.86
PUD Attached	10	7,153,032.22	0.57
Single Family Attached	1	540,000.00	0.04
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Occupancy	Mortgage Loans	the Cut-off Date	the Cut-off Date
Primary	1,696	$1,079,492,209.25	86.24%
Second Home	209	143,963,087.52	11.50
Investor	65	28,265,654.83	2.26
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Purpose	Mortgage Loans	the Cut-off Date	the Cut-off Date
Purchase	1,206	$746,090,882.23	59.61%
Cash Out Refinance	406	266,761,884.47	21.31
Rate/Term Refinance	358	238,868,184.90	19.08
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Documentation	Mortgage Loans	the Cut-off Date	the Cut-off Date
Full Documentation	853	$578,561,422.56	46.22%
Preferred Documentation	315	206,151,173.62	16.47
Full/Alternative Documentation	246	142,750,005.54	11.40
Asset Verification Only	191	88,250,893.28	7.05
Rapid Documentation	112	71,068,060.58	5.68
Stated Documentation	97	65,938,520.49	5.27
Standard Documentation	55	34,370,582.06	2.75
Full Doc/No Income	49	33,420,704.46	2.67
Alternative Documentation	27	15,676,039.69	1.25
Limited Documentation	13	9,282,234.00	0.74
Reduced Documentation	7	3,225,272.15	0.26
Full Doc/Stated Income	2	1,081,000.00	0.09
No Income Verification	1	995,000.00	0.08
All Ready Home	1	531,431.25	0.04
No Ratio Documentation	1	418,611.92	0.03
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	39	$22,745,326.75	1.82%
30.01 - 35.00	21	13,154,379.48	1.05
35.01 - 40.00	38	24,037,895.55	1.92
40.01 - 45.00	46	34,837,601.97	2.78
45.01 - 50.00	77	62,110,533.70	4.96
50.01 - 55.00	90	62,546,253.05	5.00
55.01 - 60.00	126	103,669,834.14	8.28
60.01 - 65.00	158	116,433,487.25	9.30
65.01 - 70.00	232	176,869,370.87	14.13
70.01 - 75.00	204	145,551,331.29	11.63
75.01 - 80.00	902	468,516,016.83	37.43
80.01 - 85.00	6	3,194,069.26	0.26
85.01 - 90.00	7	2,768,000.23	0.22
90.01 - 95.00	8	5,444,535.29	0.43
95.01 - 100.00	16	9,842,315.94	0.79
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Effective LTV (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
Less than or equal to 30.00	39	$22,745,326.75	1.82%
30.01 - 35.00	21	13,154,379.48	1.05
35.01 - 40.00	38	24,037,895.55	1.92
40.01 - 45.00	46	34,837,601.97	2.78
45.01 - 50.00	77	62,110,533.70	4.96
50.01 - 55.00	90	62,546,253.05	5.00
55.01 - 60.00	126	103,669,834.14	8.28
60.01 - 65.00	161	119,938,487.25	9.58
65.01 - 70.00	254	191,644,129.78	15.31
70.01 - 75.00	204	145,551,331.29	11.63
75.01 - 80.00	902	466,826,466.83	37.29
80.01 - 85.00	5	1,879,069.26	0.15
85.01 - 90.00	4	1,653,248.35	0.13
90.01 - 95.00	3	1,126,394.20	0.09
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
State	Mortgage Loans	the Cut-off Date	the Cut-off Date
Alabama	5	$2,474,188.11	0.20%
Alaska	1	1,240,000.00	0.10
Arizona	31	18,827,636.08	1.50
Arkansas	1	245,000.00	0.02
California	712	480,620,404.22	38.40
Colorado	86	65,364,388.32	5.22
Connecticut	27	34,343,064.69	2.74
Delaware	8	3,885,981.31	0.31
District of Columbia	7	3,733,119.22	0.30
Florida	106	60,194,335.48	4.81
Georgia	36	16,566,588.63	1.32
Hawaii	17	14,289,779.78	1.14
Idaho	6	3,021,688.91	0.24
Illinois	69	45,900,709.12	3.67
Indiana	7	2,478,642.81	0.20
Iowa	1	599,146.00	0.05
Kansas	1	1,320,000.00	0.11
Kentucky	3	1,724,201.86	0.14
Louisiana	4	998,990.30	0.08
Maine	3	894,401.19	0.07
Maryland	64	33,015,265.57	2.64
Massachusetts	43	32,907,366.51	2.63
Michigan	17	8,550,074.80	0.68
Minnesota	50	23,089,859.01	1.84
Missouri	11	5,754,001.58	0.46
Montana	4	2,438,158.19	0.19
Nebraska	6	3,369,236.39	0.27
Nevada	31	18,138,066.67	1.45
New Hampshire	5	2,872,325.29	0.23
New Jersey	80	51,755,831.56	4.13
New Mexico	12	6,316,437.41	0.50
New York	129	101,636,897.12	8.12
North Carolina	40	20,465,173.05	1.63
Ohio	14	6,501,685.98	0.52
Oklahoma	1	720,000.00	0.06
Oregon	15	6,569,612.23	0.52
Pennsylvania	48	24,938,061.09	1.99
Rhode Island	4	2,480,159.81	0.20
South Carolina	21	9,995,424.00	0.80
South Dakota	1	900,000.00	0.07
Tennessee	12	4,109,555.83	0.33
Texas	33	21,012,225.76	1.68
Utah	13	8,991,326.44	0.72
Vermont	3	1,403,650.00	0.11
Virginia	92	49,988,000.06	3.99
Washington	77	38,013,555.54	3.04
Wisconsin	10	5,812,969.23	0.46
Wyoming	3	1,253,766.45	0.10
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
4.125 - 4.250	1	$214,360.00	0.02%
4.251 - 4.500	1	240,237.00	0.02
4.501 - 4.750	1	176,100.00	0.01
4.751 - 5.000	16	10,684,539.64	0.85
5.001 - 5.250	97	63,125,694.11	5.04
5.251 - 5.500	279	181,210,616.13	14.48
5.501 - 5.750	537	333,765,606.22	26.66
5.751 - 6.000	572	355,165,868.65	28.37
6.001 - 6.250	351	222,711,201.32	17.79
6.251 - 6.500	95	69,088,160.31	5.52
6.501 - 6.750	18	12,934,528.22	1.03
6.751 - 7.000	1	1,982,500.00	0.16
7.501 - 7.625	1	421,540.00	0.03
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Maximum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
9.125 - 9.250	1	$214,360.00	0.02%
9.251 - 9.500	1	240,237.00	0.02
9.501 - 9.750	1	176,100.00	0.01
9.751 - 10.000	16	10,684,539.64	0.85
10.001 - 10.250	97	63,125,694.11	5.04
10.251 - 10.500	269	168,891,994.67	13.49
10.501 - 10.750	521	321,746,072.93	25.70
10.751 - 11.000	559	345,741,868.65	27.62
11.001 - 11.250	350	220,908,701.32	17.65
11.251 - 11.500	103	80,115,965.93	6.40
11.501 - 11.750	34	24,954,061.51	1.99
11.751 - 12.000	14	11,406,500.00	0.91
12.001 - 12.250	2	2,625,000.00	0.21
12.251 - 12.500	1	468,315.84	0.04
12.501 - 12.625	1	421,540.00	0.03
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Minimum Loan Rate (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	717	$504,963,716.64	40.34%
2.001 - 2.250	473	297,925,400.24	23.80
2.251 - 2.500	27	21,106,656.67	1.69
2.501 - 2.750	752	426,902,678.05	34.11
3.251 - 3.400	1	822,500.00	0.07
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Gross Margin (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1.875 - 2.000	548	$398,274,442.75	31.82%
2.001 - 2.250	641	403,264,674.13	32.22
2.251 - 2.500	29	23,279,156.67	1.86
2.501 - 2.750	752	426,902,678.05	34.11
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Index Code	Mortgage Loans	the Cut-off Date	the Cut-off Date
1-Year LIBOR	871	$596,296,895.57	47.64%
1-Year CMT	780	448,831,834.72	35.86
6-Month LIBOR	302	189,774,721.31	15.16
1-Month LIBOR	17	16,817,500.00	1.34
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Initial Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
2.000	3	$1,414,100.00	0.11%
5.000	1,955	1,242,189,752.47	99.24
6.000	12	8,117,099.13	0.65
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Periodic Rate Cap (%)	Mortgage Loans	the Cut-off Date	the Cut-off Date
N/A	17	$16,817,500.00	1.34%
1.000	302	189,774,721.31	15.16
2.000	1,651	1,045,128,730.29	83.50
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Adjustment Frequency (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
1	17	$16,817,500.00	1.34%
6	302	189,774,721.31	15.16
12	1,651	1,045,128,730.29	83.50
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Change Date	Mortgage Loans	the Cut-off Date	the Cut-off Date
02/01/15 - 02/28/15	1	$983,841.68	0.08%
04/01/15 - 04/30/15	1	822,500.00	0.07
05/01/15 - 05/31/15	4	2,674,352.52	0.21
06/01/15 - 06/30/15	12	5,253,564.35	0.42
07/01/15 - 07/31/15	13	10,254,393.62	0.82
08/01/15 - 08/31/15	19	12,731,374.86	1.02
09/01/15 - 09/30/15	79	44,050,210.42	3.52
10/01/15 - 10/31/15	249	157,134,077.85	12.55
11/01/15 - 11/30/15	756	454,857,342.30	36.34
12/01/15 - 12/31/15	721	482,820,367.09	38.57
01/01/16 - 01/31/16	115	80,138,926.91	6.40
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
FICO Score	Mortgage Loans	the Cut-off Date	the Cut-off Date
639 - 650	4	$4,195,000.00	0.34%
651 - 700	190	113,746,077.03	9.09
701 - 750	664	443,549,757.01	35.44
751 - 800	974	610,402,340.90	48.77
801 - 820	138	79,827,776.66	6.38
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
IO Flag	Mortgage Loans	the Cut-off Date	the Cut-off Date
IO	1,586	$1,023,407,536.16	81.76%
Not IO	384	228,313,415.44	18.24
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Origination Channel	Mortgage Loans	the Cut-off Date	the Cut-off Date
Bulk Purchase	1,668	$998,540,386.03	79.77%
Correspondent	280	245,079,670.39	19.58
Retail	22	8,100,895.18	0.65
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicer	Mortgage Loans	the Cut-off Date	the Cut-off Date
Wells Fargo	752	$426,902,678.05	34.11%
Countrywide	341	219,109,835.38	17.50
PHH	352	216,190,894.76	17.27
Thornburg Mortgage Home Loans, Inc.	257	213,050,410.82	17.02
Bank of America	168	105,970,073.89	8.47
First Republic Bank	42	38,296,154.75	3.06
Chase	55	30,366,903.95	2.43
Colonial Savings, F.A.	3	1,834,000.00	0.15
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Originator	Mortgage Loans	the Cut-off Date	the Cut-off Date
Wells Fargo	752	$426,902,678.05	34.11%
Countrywide	341	219,109,835.38	17.50
PHH	352	216,190,894.76	17.27
Bank of America	168	105,970,073.89	8.47
First Republic Bank	42	38,296,154.75	3.06
Chase	55	30,366,903.95	2.43
Metrocities Mortgage, LLC	15	18,254,829.46	1.46
First Capital Group, L.P.	14	14,071,385.97	1.12
Platinum Capital Group	12	13,514,820.00	1.08
ACF Partners DBA Americorp Fu	8	13,175,000.00	1.05
All Others (80)	211	155,868,375.39	12.45
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicers of Additional Collateral	Mortgage Loans	the Cut-off Date	the Cut-off Date
No Additional Collateral	1,944	$1,233,130,742.69	98.51%
Non-Thornburg Additional Collateral	25	18,279,758.91	1.46
Thornburg Additional Collateral	1	310,450.00	0.02
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Original Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
NA	1,780	$1,112,999,836.27	88.92%
6	1	418,611.92	0.03
12	100	63,436,748.61	5.07
24	2	7,778,994.80	0.62
33	1	500,000.00	0.04
36	39	25,206,825.94	2.01
60	47	41,379,934.06	3.31
Total	1,970	$1,251,720,951.60	100.00%

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Prepay Remaining Term (Months)	Mortgage Loans	the Cut-off Date	the Cut-off Date
NA	1,780	$1,112,999,836.27	88.92%
5	2	918,611.92	0.07
10	1	400,000.00	0.03
11	86	55,501,308.61	4.43
12	13	7,535,440.00	0.60
21	1	4,778,994.80	0.38
22	1	3,000,000.00	0.24
27	1	822,500.00	0.07
33	1	258,560.00	0.02
34	3	1,468,884.69	0.12
35	32	20,166,881.25	1.61
36	2	2,490,000.00	0.20
58	6	5,442,020.06	0.43
59	34	30,535,914.00	2.44
60	7	5,402,000.00	0.43
Total	1,970	$1,251,720,951.60	100.00%